UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

MIMEDX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Livingston Court, Suite B Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 384-6720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

(a) On May 11, 2010, the Board of Directors of MiMedx Group, Inc. authorized an amendment to the Bylaws of the company in Article III, Section 2 “Number, Term and Qualification”; Article III, Section 3 “Removal”; Article III, Section 5 “Vacancies”.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 11, 2010, MiMedx Group, Inc., held an annual meeting of its shareholders. There were five proposals acted upon at that meeting. All proposals were approved. The following is a description of each item and the votes cast for each:

Proposal 1: The nine nominees for director were elected, as follows:

	For	Withheld
Parker H. Petit	23,995,898	1,009
Steve Gorlin	23,996,883	24
Kurt M. Eichler	23,996,883	24
Charles E. Koob	23,996,898	9
Larry W. Papasan	23,996,892	15
Andrew K. Rooke, Jr.	22,437,550	1,559,357
Joseph G. Bleser	23,996,883	24
J. Terry Dewberry	23,996,898	9
Bruce Hack	23,996,898	9

	For	Against	Withheld	Broker Non-Votes
Total shares voted	23,996,898	0	9	9,761,372

Proposal 2: By the following vote, the shareholders approved the proposal to amend the Classification of Board of Directors

	For	Against	Abstain
Total shares voted	32,856,313	888,955	13,011

Proposal 3: By the flowing vote, the shareholders approved the proposal to amend that Directors may only be removed for cause

	For	Against	Abstain
Total shares voted	32,172,341	1,567,925	18,013

Proposal 4: By the following vote, the shareholders approved the proposal to amend the 2006 Stock Incentive Plan

	For	Against	Abstain	Broker Non-Votes
Total shares voted	23,672,072	306,826	18,009	9,761,372

Propsal 5: The appointment of Cherry, Bekaert & Holland LLP as our principal independent auditor was ratified by the following shareholder vote

	For	Against	Abstain
Total shares voted	33,662,020	25,000	71,259

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.2 Amendment to the Bylaws of Mimedx Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: May 14, 2010	By:	/s/: Michael J. Senken

Michael J. Senken, Chief Financial Officer

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